June 19, 1997

          Securities and Exchange Commission
          450 Fifth Street, N.W.
          Washington, DC 20549


               RE:  T. Rowe Price State Tax-Free Income Trust
                        Maryland Tax-Free Bond Fund
                        New York Tax-Free Bond Fund
                        New York Tax-Free Money Fund
                        Virginia Tax-Free Bond Fund
                        New Jersey Tax-Free Bond Fund
                        Maryland Short-Term Tax-Free Bond Fund
                        Georgia Tax-Free Bond Fund
                        Florida Insured Intermediate Tax-Free Fund
                        Virginia Short-Term Tax-Free Bond Fund
                    File Nos.: 811-4521/033-06533

          Commissioners:

               We are counsel to the above-referenced registrant which proposes to file, pursuant to paragraph (b) of Rule 485 (the "Rule"), Post-Effective Amendment No. 32 (the "Amendment") to its registration statement under the Securities Act of 1933, as amended.

               Pursuant to paragraph (b)(4) of the Rule, we represent that the Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) of the Rule.

                               Very truly yours,
                               /s/Shereff, Friedman, Hoffman & Goodman, LLP
                               Shereff, Friedman, Hoffman & Goodman, LLP